As filed with the Securities and Exchange Commission on Dec. 28, 2000

                                      Registration No. 0-25632

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                        Guinness Telli*Phone Corporation
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             (Exact name of registrant as specified in its charter)

Nevada                                            68-0310550
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(State or other jurisdiction                   I.R.S. Employer
of incorporation or organization)            Identification No.)

655 Redwood Hwy., #111, Mill Valley, California           94941
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(Address of Principal Executive Offices)               (Zip Code)

 Guinness Telli*Phone Corporation Stock Option Plan
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                   (Full title of the plan)

Lawrence A. Guinness, 655 Redwood Hwy., Mill Valley, California 94941
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                (Name and address of agent for service)

                                 (415) 389-9442
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          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

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                    Proposed maximum   Proposed maximum  Aggregate
Title of securities    amount to be      offering price  offering  registration
to be registered       registered          per share      price     fee (1)
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Common Stock,
$.001 Par Value (2)    2,000,000       $0.20            $400,000      $111.20
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        TOTALS         2,000,000                        $400,000      $111.20
================================================================================



(1) The fee with respect to these shares has been calculated pursuant to Rule 457 of Regulation C under the Securities Act of 1933, as amended, and based upon the average of the bid and asked price per share of the Registrant's Common Stock on a date within five (5) days prior to the date of filing of this Registration Statement, as reported on the National Association of Securities Dealers, Inc.'s Electronic
Bulletin Board.

(2)  To be issued, at the sole discretion of the Registrant, as Direct
Shares, or Shares underlying options granted to and to be granted, under the Guinness Telli*Phone Corporation Stock Option Plan.





                           PART I

                     INFORMATION REQUIRED IN THE PROSPECTUS


         The document(s) containing the information concerning the Guinness Telli*Phone Corporation Stock Option Plan, effective as of
September 30, 1998 as amended, required by Item 1 of Form S-8 under the Securities Exchange Act of 1934, as amended, and the statement of availability of registrant information, employee benefit plan annual reports and other information required by Item 2 of Form S-8 will be sent or given to participants as specified by Rule 428. In accordance with Rule 428 and the requirements of Part I of Form S-8, these documents are not being filed with the Securities and Exchange
Commission either as part of this registration statement on Form S-8 or as prospectuses or prospectus supplements pursuant to Rule 424.

Guinness Telli*Phone Corporation, a Nevada corporation, shall maintain a file of such documents in accordance with the provisions of Rule 428.
Upon request, Guinness shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.








                                   PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The content of Guinness' Annual Report on Form 10-K for the year ended December 31, 1999, and Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2000 are incorporated by reference into this registration statement.

 All documents filed by Guinness with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this registration statement and prior to the termination of the offering shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing
of such documents.   Any statement contained in a document incorporated
or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.
Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Guinness will provide without charge to each person to whom a copy of this registration statement is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference into this registration statement, other than certain exhibits to such documents.
Requests for such copies shall be directed to Shareholder Relations, Guinness Telli*Phone Corporation, 655 Redwood Hwy.,#111, Mill Valley,
California 94941, telephone (415) 389-9442.

ITEM 4. DESCRIPTION OF SECURITIES.

         COMMON STOCK.

         The articles of incorporation of Guinness authorize the
issuance of 100,000,000 shares of Common Stock, $.001 par value.   The
common stock will receive such dividends, if any, as may be declared by the board of directors out of funds legally available for such purposes. Under the Corporation Code of the State of Nevada, dividends may be paid to stockholders from a corporation's excess of its assets over its liabilities, including capital, as computed in accordance with the provisions of Nevada Revised Statutes 78.270 to 78.410, inclusive, or in case there shall be no such excess, out of its net profits for the fiscal year then current and the preceding fiscal year, but not otherwise.

Holders of the common stock
-   have no conversion rights;
-   have no sinking fund rights;
-   have no redemption provisions;
- are entitled to one vote per share on all matters submitted to a vote of holders of common stock;
-   do not have any cumulative voting rights;
-   do not have any preemption rights.

In the event of a liquidation, dissolution or winding-up of Guinness, the holders of common stock are entitled to share equally and ratably in the assets of Guinness, if any, remaining after the payment of all debts and liabilities of Guinness and the liquidation preference of any preferred stock that may be then outstanding. The outstanding common stock is, and the shares to be issued in this offering, when and if issued, will be fully paid and non-assessable.

There is no restriction on alienability of the securities to be registered.

There is no provision discriminating against any existing or prospective holder of the securities as a result of any securities holder owning a substantial amount of securities. Additional authorized but unissued common stock may be issued by Guinness' board of directors without the approval of the shareholders.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable



ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The articles of incorporation, in accordance with the Corporation Laws of the State of Nevada provide:

         "In accordance with Section 78.037 of the Nevada Business
Corporation Code, the directors and officers of this corporation shall not be personally liable to the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, so long as the acts or omissions did not involve intentional misconduct, fraud or a knowing violation of law or as a result of the payment of dividends in violation of NRS 78.300."

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8. EXHIBITS.

         Exhibit Number             Description
         --------------             -----------

              4.1                   Guinness' articles of
                                    incorporation, as amended, define
                                    the rights of holders of the equity
                                    securities being registered, which
                                    are included as exhibits to
                                    Guinness' Form 10, filed with the
                                    SEC on March 8, 1996, File No. 0-
                                    25632 (2)

              4.2                   Guinness' bylaws define the
                                    rights of holders of the equity
                                    securities being registered, which
                                    are included as exhibits to the to
                                    Guinness' Form 10, filed with
                                    the SEC on March 8, 1996, File No.
                                    0-25632 (3)

              5.1                   Opinion of Counsel, Jody M. Walker,
                                    Attorney At Law (1)

              10.1                  Guinness Telli*Phone Corporation
                                    Stock Option Plan adopted by the
                                    Company on September 30, 1998 (5)

              23.1                  Consent of Rooney, Nolt, and Ahen,
                                    Certified Public Accountants (1)

              23.2                  Consent of Jody M. Walker, Attorney
                                    At Law(4)


(1)      Included in this filing.
           Form S-8, filed with the SEC on September 30, 1998.
(2)      Incorporated by reference to Exhibit 2 to the Company's Form
           10, filed with the SEC on March 8, 1996, File No. 0-25632.
(3)      Incorporated by reference to Exhibit 2 to the Company's Form
           10, filed with the SEC on March 8, 1996, File No. 0-25632.
(4)      Included in Exhibit 5.1.
(5)      Incorporated by reference to Exhibit 10.1 to the Company's
           Form S-8 filed with the SEC on September 30, 1998.


ITEM 9. UNDERTAKINGS.

         Guinness hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3)of the Securities Act of 1933;







         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other that the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person of the Company in the successful defense of that action suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, Guinness certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mill Valley, State of California, on the 27th day of December, 2000.


                            GUINNESS TELLI*PHONE CORPORATION


                            By: /s/ Lawrence A Guinness
                            ----------------------------------------
                            Lawrence A. Guinness, President,
                            Chief Executive Officer and Director








         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.



                            By: /s/ Lawrence A Guinness
                            ---------------------------------------
                            Lawrence A. Guinness, President,
                            Chief Executive Officer and Director

                            Dated:  December 27, 2000



                            By: /s/ Dixie K. Tanner
                            ---------------------------------------
                            Dixie K. Tanner, Vice President -
                            Secretary and Director

                            Dated:  December 27, 2000



                            By: /s/ Arthur Korn
                            ------------------------------------------
                            Arthur Korn, Chief Financial Officer,
                            Director

                            Dated:   December 27, 2000









                                  EXHIBIT INDEX

         Exhibit Number             Description
         --------------             -----------

              4.1                   Guinness' articles of
                                    Incorporation, as amended, define
                                    the rights of holders of the equity
                                    securities being registered, which
                                    are included as exhibits to
                                    Guinness' Form 10, filed with the
                                    SEC on March 8, 1996, File No. 0-
                                    25632 (2)

              4.2                   Guinness' bylaws define the
                                    rights of holders of the equity
                                    securities being registered, which
                                    are included as exhibits to the to
                                    Guinness' Form 10, filed with
                                    the SEC on March 8, 1996, File No.
                                    0-25632 (3)

              5.1                   Opinion of Counsel, Jody M. Walker,
                                    Attorney At Law (1)

              10.1                  Guinness Telli*Phone Corporation
                                    Stock Option Plan adopted by the
                                    Company on September 30, 1998 (5)

              23.1                  Consent of Rooney, Ida, Nolt and
                                    Ahen, Certified Public Accountants
                                    (1)

              23.2                  Consent of Jody M. Walker, Attorney
                                    At Law(4)

(1)      Included in this filing
(2)      Incorporated by reference to Exhibit 2 to the Company's Form
           10, filed with the SEC on March 8, 1996, File No. 0-25632.
(3)      Incorporated by reference to Exhibit 2 to the Company's Form
           10, filed with the SEC on March 8, 1996, File No. 0-25632.
(4)      Included in Exhibit 5.1.
(5)      Incorporated by reference to Exhibit 10.1 to the Company's
           Form S-8 filed with the SEC on September 30, 1998.
